UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

Graphite Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40532	84-4867570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 HASKINS WAY SUITE 210
SOUTH SAN FRANCISCO, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 484-0886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GRPH	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 16, 2023, the Board of Directors (the “Board”) of Graphite Bio, Inc. (the “Company”) approved a restructuring plan (the “Plan”) to reduce the Company’s operating costs and better align its workforce with the needs of its business.

Under the Plan, the Company is reducing its workforce by approximately 50%. The Company expects to incur estimated severance and related costs of approximately $4.9 million, which will be recorded primarily in the second quarter of 2023.

As the Plan is implemented, the Company’s management will re-evaluate the estimated costs and expenses set forth above and may revise the estimated restructuring charge as appropriate, consistent with generally accepted accounting principles. The estimated charges that the Company expects to incur in connection with the Plan are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In connection with the Plan, the employment of the Company’s Chief Business Officer and the Company’s Chief Scientific Officer is expected to end in the second quarter of 2023. In connection with their departures they will each be entitled under the Company’s Executive Severance Plan to: (i) cash severance in the amount of nine months of their current base salary and (ii) an amount equal to the monthly employer contribution, based on the premiums as of the end date, that the Company would have made to provide health insurance if they had remained employed by the Company for up to an additional nine months.

The foregoing summary is qualified in its entirety by reference to the Company’s Executive Severance Plan, a copy of which was filed as Exhibit 10.19 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-256838) filed on June 21, 2021, and is incorporated herein by reference.

Item 8.01 Other Events.

On February 22, 2023, the Company issued a press release titled “Graphite Bio Announces Process to Explore Strategic Alternatives and Corporate Restructuring.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K, including the documents incorporated herein by reference, contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the timing, scope and financial impact of the Company’s reduction in force. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts and the terms and conditions of associated with the termination of executives and other employees. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the Company’s development activities and the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated. Risks and uncertainties facing the Company are described more fully in its Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2022, under the heading “Risk Factors,” and other documents that the Company has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Current Report. The Company disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this Current Report, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 22, 2023 titled “Graphite Bio Announces Process to Explore Strategic Alternatives and Corporate Restructuring.”
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graphite Bio, Inc.

Date:	February 22, 2023	By:	/s/ Alethia Young
Alethia Young Chief Financial Officer